UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2004

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	000-1095478	98-0155633
(State or other jurisdiction of incorporation or organization)	[Commission File Number]	(I.R.S. Employer Identification Number)

CLARENDON HOUSE, 2 CHURCH STREET P.O. BOX HM 1022 HAMILTON HM DX, BERMUDA
(Address of principal executive offices)

(441) 295-5950
(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 25, 2004, interWAVE Communications International Ltd. issued the press release attached hereto as Exhibit 99.1 regarding an agreement with AT&T Wireless Services.  This agreement provides for deliveries of $14.0 million of compact wireless cellular communications products by interWAVE to AT&T Wireless during the period through December 2006.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits.

Exhibit 99.1                                    interWAVE Communications International Ltd. Press Release issued March 25, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.
(Registrant)

Date: March 25, 2004	By:	/s/ CAL R. HOAGLAND
Cal R. Hoagland
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	interWAVE Communications International Ltd. Press Release issued March 25, 2004.